UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2014

SunEdison, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)

13736 Riverport Dr. Maryland Heights, Missouri (Address of principle executive offices)	63043 (Zip Code)

(314) 770-7300 (Registrant's telephone number, including area code)
Not Applicable. (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On November 17, 2014, SunEdison, Inc. (“SunEdison”), TerraForm Power, Inc. (“TerraForm Power”) and TerraForm Power, LLC (“TerraForm LLC”), a wholly-owned direct subsidiary of TerraForm Power, entered into a purchase and sale agreement (the “Purchase Agreement”) to acquire First Wind Holdings, LLC (“Parent,” together with its subsidiaries, “First Wind”). In the transaction, TerraForm LLC will purchase from First Wind certain solar and wind operating projects, and SunEdison will purchase Parent and all of the outstanding equity interests in certain subsidiaries of Parent that own, directly or indirectly, wind and solar operating and development projects, upon the terms and subject to the conditions in the Purchase Agreement (the “Acquisition”).
SunEdison will purchase First Wind’s development platform, pipeline and projects in development, including over 1.6 GW of pipeline and backlog that is expected to be added to TerraForm Power’s project call right list for 2015-2017. All wattage measurements are in alternating current (AC) for wind projects, and in direct current (DC) for solar projects unless noted. Beyond this pipeline and backlog, First Wind has an identified development opportunities representing more than 6.4 GW of wind and solar projects.
TerraForm LLC will purchase 521 MW of operating power assets (including 500 MW of wind and 21 MW of solar power assets) from First Wind, increasing the capacity of TerraForm LLC’s operating portfolio by more than 50% through high-quality, contracted wind and solar projects in Maine, New York, Hawaii, Vermont and Massachusetts.
SunEdison and TerraForm LLC will pay a total consideration of up to $2.4 billion. SunEdison will pay a total upfront consideration of up to $1.1 billion, including the assumption of $361 million of debt, at closing and an expected $510 million of earnout payments over two-and-a-half years upon full notice to proceed with respect to solar earnout projects and substantial completion with respect to wind earnout projects (collectively, “Project Completion”). During the earnout period, SunEdison has agreed to take certain necessary action to achieve Project Completion for the earnout projects, including arranging all funding for necessary capital expenditures and continuing the employment of certain identified key employees to facilitate the development and construction of the earnout projects. SunEdison will not have any obligation to develop an earnout project if any specified disqualifying event occurs and is not cured within the cure period. First Wind will have the right to provide substitute projects with regard to the earnout in the event one or more of the initial earnout projects are terminated before Project Completion.
TerraForm LLC will acquire First Wind’s operating portfolio for an enterprise value of $862 million, which includes the equity purchase price, the assumption of debt for First Wind’s operating portfolio, certain swap and debt breakage fees and the purchase of a partner’s ownership stake in certain assets held by First Wind through a joint venture (the “JV Purchase”).
SunEdison and TerraForm LLC will also undertake $1.5 billion of debt refinancings, including the debt assumed in the transaction and the then existing TerraForm Power debt and certain swaps and debt breakage costs. TerraForm LLC and SunEdison have secured fully committed bridge financing to support the transaction (the “Bridge Financing Commitment”).
The Bridge Financing Commitment consists of an up to $815 million second lien bridge facility of SunEdison and an up to $1,550 million unsecured bridge facility of TerraForm Power Operating, LLC, a subsidiary of TerraForm LLC. The Bridge Financing Commitment is subject to certain conditions, including the negotiation of definitive documentation and other customary closing conditions.
The Warehouse Financing Commitment consists of a $400 million revolving credit facility (the “Revolving Facility”) and a $600 million term credit facility (the “Term Facility” and, together with the Revolving Facility, the “Warehouse Credit Facilities”) to finance a portfolio of backlog projects acquired from First Wind. The Term Facility will be fully drawn on the closing date, and the Revolving Facility will be available after the proceeds of the Term Facility have been utilized in full. All outstanding amounts under the Term Facility are expected to bear interest at a rate per annum equal to, at SunEdison’s option, either (a) a base rate plus 3.25% or (b) a reserve adjusted eurodollar rate plus 4.25%. All outstanding amounts under the Revolving Facility are expected to bear interest at a rate per annum equal to, at SunEdison’s option, either (a) a base rate plus 3.00% or (b) a reserve adjusted eurodollar rate plus 4.00%. For the Term Loan, the base rate will be subject to a “floor” of 2.00% and the reserve adjusted eurodollar rate will be subject to a “floor” of 1.00%. The Term Facility and the Revolving Facility will mature on the five-year and the four-year anniversaries of the closing date, respectively. The outstanding principal amount of the Term Facility will be payable in equal quarterly amounts of 1.00% per annum, with the remaining balance payable on the maturity date, and the Revolving Facility will not require amortization with respect to outstanding borrowings. Borrowings under the Warehouse Credit Facilities will be secured by first priority security interests in substantially all of the assets of the projects to be financed by the Warehouse Credit Facilities. The Warehouse Credit Facilities will include customary conditions precedent, representations and warranties, covenants and Events of Default, both with respect to the portfolio of projects and with respect to individual projects. All terms of the Warehouse Credit Facilities are subject to negotiation of definitive documentation.
In addition to customary closing conditions, the closing of the Acquisition is subject to (i) the redemption of certain secured notes issued by First Wind, the redemption price of which is required to be paid by SunEdison and (ii) the concurrent closing of the JV Purchase. The closing is also subject to the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR Act”) or early termination of the waiting period under the HSR Act and approval by the Federal Energy Regulatory Commission and certain state Public Utility Commissions.
In connection with the entry into the Purchase Agreement, TerraForm LLC, SunEdison and SunEdison Holdings Corporation entered into an intercompany agreement (the “Intercompany Agreement”). The Intercompany Agreement sets forth the agreement among the parties with respect to, among other things, (a) contributions between, and allocations among, the parties and their respective affiliates of certain costs, expenses, indemnity payments and purchase price adjustments under the Purchase Agreement and certain excess capital expenditures and operation and maintenance costs for operating projects following the closing of the Acquisition, (b) the grant by SunEdison, Inc. to TerraForm LLC of certain call right options, and (c) the modification of certain terms of the Interest Payment Agreement dated as of July 23, 2014 among SunEdison, Inc., SunEdison Holdings Corporation, TerraForm LLC and TerraForm Power Operating, LLC.
Each of the foregoing descriptions of the Purchase Agreement and the Intercompany Agreement is qualified in its entirety by reference to the Purchase Agreement and the Intercompany Agreement, respectively, a copy of each of which will be filed upon the earlier of the filing of (i) a Form 8-K to report the completion of the Acquisition or (ii) the Company’s Form 10-K for the year ended December 31, 2014.
Forward Looking Statements
This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including the timing of the completion of the acquisition, and typically can be identified by the use of words such as “expect,” “estimate,” “anticipate,” “forecast,” “intend,” “project,” “target,” “plan,” “believe” and similar terms and expressions. Forward-looking statements are based on current expectations and assumptions. Although SunEdison believes that its expectations and assumptions are reasonable, it can give no assurance that these expectations and assumptions will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those set forth in the forward-looking statements include, among others: the failure of counterparties to fulfill their obligations under offtake agreements; price fluctuations, termination provisions and buyout provisions in offtake agreements; delays or unexpected costs during the completion of projects under development or construction; TerraForm Power, Inc.’s ability to successfully identify, evaluate and consummate acquisitions from SunEdison, Inc. or third parties, including the acquisition of the wind generating projects from Sellers; government regulation; operating and financial restrictions under agreements governing indebtedness; SunEdison’s ability to borrow additional funds and access capital markets; SunEdison’s ability to compete against traditional and renewable energy companies; and hazards customary to the power production industry and power generation operations, such as unusual weather conditions and outages. Furthermore, any dividends are subject to available capital, market conditions and compliance with associated laws and regulations.
SunEdison undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause SunEdison’s actual results to differ materially from those contemplated in the forward-looking statements included in this report should be considered in connection with information regarding risks and uncertainties that may affect SunEdison’s future results included in SunEdison’s filings with the Securities and Exchange Commission at www.sec.gov.

Item 7.01    Regulation FD Disclosure.
On November 17, 2014, TerraForm Power and SunEdison issued a joint press release regarding the Acquisition. A copy of the press release is furnished as Exhibit 99.1 hereto. TerraForm Power and SunEdison will host a conference call for investors to discuss the Acquisition. The presentation materials for the conference call are available on the events page of the investor sections of SunEdison’s and TerraForm Power's websites at www.SunEdison.com and http://ir.terraform.com.
In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated November 17, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNEDISON, INC.
Date:	November 17, 2014	By:	/s/ Martin H. Truong
Name: Martin H. Truong Title: Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 17, 2014.